UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

BIO-key International, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ 07719 (Address of principal executive offices)

(732) 359-1100 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On November 16, 2020, at a Special Meeting of the Stockholders (the “Special Meeting”), BIO-key International, Inc.’s (the “Company,” “we,” “our,” or “us”) stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock in the range of 1-for-4 to 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our board of directors (the “Board”), in its discretion, no later than October 31, 2021 (the “Proposal”). The Proposal is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on October 14, 2020.

After the Special Meeting, on November 17, 2020, our Board set the reverse split ratio at 1-for-8 and on November 18, 2020, we filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein. Our common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis on November 20, 2020 under a new CUSIP number 09060C4087.

At the effective time of the 1-for-8 reverse stock split, every eight (8) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 62.3 million to approximately 7.78 million. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The information provided in Item 5.03 is hereby incorporated by reference.

On November 16, 2020, the Company held the above referenced Special Meeting. All holders of record of the Company’s common stock outstanding as of the close of business on October 5, 2020 were entitled to vote at the Special Meeting. At the Special Meeting, stockholders approved the Proposal, which is set forth in its entirety below.

1. To consider and approve a proposed amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding common stock at a ratio between 1-for-4 and 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our board of directors, in its discretion, following stockholder approval (if obtained), but no later than October 31, 2021.  The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,223,906	11,900,935	776,182	-

Item 8.01     Other Events

On November 19, 2020, we issued a press release announcing the effectiveness of the reverse split, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

3.1                Certificate of Amendment

99.1              Press Release dated November 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: November 19, 2020
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer